UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM SB-2

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

EXCALIBER ENTERPRISES, LTD.
(Name of small business issuer in its charter)

Nevada	5961	20-5093315
(State or jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

13834 W. Hoyt Road
Rathdrum, ID 83858
(509) 325-1065
(Address and telephone number of principal executive offices)

13834 W. Hoyt Road
Rathdrum, ID 83858
(509) 325-1065
(Address of principal place of business or intended principal place of business)

Savoy Financial Group, Inc.
6767 W Tropicana Ave, Suite 207
Las Vegas NV 89103
(702) 248-1027
(Name, address and telephone number of agent for service)

Copies to:
Wendy E. Miller, Esq.
2549B Eastbluff Dr. #437
Newport Beach, CA 92660

Approximate date of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

________________________________________________________________________________________________________________________

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. [  ] ________________________________________________________________________________________________________________________

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. [  ] ________________________________________________________________________________________________________________________

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. [  ] ________________________________________________________________________________________________________________________

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. [  ]

________________________________________________________________________________________________________________________

If this Form is filed to register securities for an offering to be made on a continuous or delayed basis pursuant to Rule 415 under the Securities Act, please check the following box. [X]

CALCULATION OF REGISTRATION FEE

Tile of each class of securities to be registered	Amount of Shares to be Registered	Proposed maximum offering price per share	Proposed maximum aggregate offering price	Amount of registration fee
Common Stock	1,500,000	$0.05 (1)	$75,000.00	$2.30

(1)

Estimated solely for the purpose of calculating the amount of the registration fee.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

Prospectus

EXCALIBER ENTERPRISES, LTD.

1,500,000 shares of common stock

$0.05 per share

Excaliber Enterprises, Ltd. is offering on a best-efforts basis a minimum of 700,000 and up to 1,500,000 shares of common stock at a price of $0.05 cents per share.  The shares are intended to be sold directly through the efforts of Stephanie Jones and Matthew Jones, our officers and directors.  The intended methods of communication include, without limitation, telephone and personal contact.  For more information, see “Plan of Distribution” on page 11.

The proceeds from the sale of the shares in this offering will be payable to William F. Doran Trust Account fbo Excaliber Enterprises.  All subscription funds will be held in the Escrow Account pending the achievement of the minimum offering and no funds shall be released to Excaliber Enterprises, Ltd. until such a time as the minimum proceeds are raised.  If the minimum offering is not achieved within 365 days of the date of this prospectus, all subscription funds will be returned to investors promptly without interest or deduction of fees.  See “Plan of Distribution.”

The offering shall terminate on the earlier of (i) the date when the sale of all 1,500,000 shares is completed or (ii) 365 days from the date of this prospectus.  We will not extend the offering period beyond 365 days from the effective date of the prospectus.

Prior to this offering, there has been no public market for our common stock.

This investment involves a high degree of risk.  You should purchase shares only if you can afford a complete loss of your investment.  See “Risk Factors” starting on page 6.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities, or determined if this prospectus is truthful or complete.  Any representation to the contrary is a criminal offense.

Offered by the Issuer	Number of Shares	Offering Price	Underwriting Discounts & Commissions (See "Plan of Distribution" beginning on page 11)	Proceeds to the Company
Per Share	1	$0.05	$0.00	$0.05
Total Minimum	700,000	$35,000.00	$0.00	$35,000.00
Total Maximum	1,500,000	$75,000.00	$0.00	$75,000.00

The information in this prospectus is not complete and may be changed.  We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective.  This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Excaliber Enterprises, Ltd. does not plan to use this offering prospectus before the effective date.

The date of this Prospectus is September 5, 2007

PART I: INFORMATION REQUIRED IN PROSPECTUS

Summary Information and Risk Factors

The Company

We were originally incorporated in the State of Nevada on October 6, 2005.  We are focused on selling specialty gift baskets to health care professionals, organizations and patients, as well as real estate agents and firms.  We are a development stage company.  To date, we have begun to implement our business plan but have not commenced our planned principal operations and have no significant assets.  Our operations have been devoted primarily to startup and development activities, which include the formation of our corporate identity, obtaining capital through sales of our common stock and reserving a web domain name at www.ExcaliberStore.com.

Since our inception on October 6, 2005 to June 30, 2007, we have not generated any revenues and have incurred a net loss of $7,729.  If we do not raise at least the minimum offering amount of $35,000, we will be unable to establish a base of operations, without which we will be unable to begin to generate any revenues.  It is hoped that we will begin to generate revenues within the next 12 months, of which there can be no guarantee.  The realization of sales revenues in the next 12 months is important for our plan of operations.  However, we cannot guarantee that we will generate such growth.  If we do not produce sufficient cash flow to support our operations over the next 12 months, we may need to raise additional capital by issuing capital stock in exchange for cash in order to continue as a going concern.  There are no formal or informal agreements to attain such financing.  We cannot assure you that any financing can be obtained or, if obtained, that it will be on reasonable terms.  Without realization of additional capital, it would be unlikely for us to stay in business.

Our independent registered public accounting firm has expressed substantial doubt about our ability to continue as a going concern in the independent registered public accounting firm’s report to the financial statements included in the registration statement, of which this prospectus is a part.  Our ability to achieve our operational goals and commence our planned principal operations is entirely dependent upon the proceeds to be raised in this offering.

We are attempting to build Excaliber Enterprises into a fully operational company.  In order to do so and begin generating revenues, we must:

1.

Develop and publish our website:  We have reserved the domain name www.ExcaliberStore.com and are working to develop content to publish on the website.  We expect to operate as an online business, whereby all of our marketing and sales efforts will be conducted via the Internet and the website will be the sole method through which we will realize sales.  Thus, we believe this site is critical to reaching prospective customers and for generating awareness of our brand.  Our website is not currently functional.  Without a website, we will be unable to generate brand awareness or revenues.

2.

Introduce a catalog of gift baskets:  Our business is based upon selling specialty gift baskets designed and assembled by our President, Stephanie Jones.  To begin to generate revenues and establish a base of operations, we must develop a sufficient catalog of potential gift basket arrangements targeting the real estate and healthcare market segments.  To date, we do not have any proposed or finalized gift baskets and do not have any ability to generate sales.  Until we have saleable products, we will be unable to begin to generate revenues.

3.

Identify product manufacturers and suppliers:  Our specialty gift baskets will be assembled by our management, using products purchased from third-party manufacturers and suppliers.  We expect to rely solely upon the efforts of outside sources to develop and manufacture all products.  We do not intend to manufacture any products internally.  In order to obtain saleable merchandise, we must identify potential manufacturers and suppliers of baskets and the various merchandise we plan to insert in the gift basket.  To date, we have not identified or contacted any manufacturers or suppliers.

4.

Devise a marketing strategy:  We believe that generating awareness of our company will drive consumers to our website.  In order to do so, we must develop and implement an effective promotional strategy.  We intend to utilize search engine placement, banner advertisements and link placement relationships to increase the visibility of our website, once it is operational.  We currently have no marketing strategies in place and our website is still in the development stage.

We currently have two officers and directors, Stephanie Jones and Matthew Jones, both of whom also act as employees.  These individuals work for us on a part-time basis.

As of the date of this prospectus, Excaliber Enterprises has 5,100,000 shares of $0.001 par value common stock issued and outstanding.

Excaliber Enterprises’ administrative office is located at 13834 W. Hoyt Road, Rathdrum, ID 83858, telephone (509) 325-1065.

Our fiscal year end is December 31.

Offering by Excaliber Enterprises, Ltd.

Excaliber Enterprises, Ltd. is offering, on a best-efforts, self-underwritten basis, a minimum of 700,000 and a maximum of 1,500,000 shares of the common stock at a price of $0.05 cents per share.  The proceeds from the sale of the shares by the Issuer in this offering will be payable to “William F. Doran Trust Account fbo Excaliber Enterprises” and will be deposited in a non-interest bearing bank account until the minimum offering proceeds are raised.  All subscription agreements and checks are irrevocable and should be delivered to William F. Doran, Attorney at Law.  Failure to do so will result in checks being returned to the investor who submitted the check.

All subscription funds will be held in escrow pending the achievement of the minimum offering and no funds shall be released to Excaliber Enterprises until such a time as the minimum proceeds are raised (see “Plan of Distribution”).  Any additional proceeds received after the minimum offering is achieved will be immediately released to us.  The offering shall terminate on the earlier of (i) the date when the sale of all 1,500,000 shares is completed or (ii) 365 days from the date of this prospectus.  If the minimum offering is not achieved within 365 days of the date of this prospectus, all subscription funds will be returned to investors promptly without interest or deduction of fees.  Excaliber Enterprises will deliver stock certificates attributable to shares of common stock purchased directly to the purchasers within 30 days of the close of the offering.

The offering price of the common stock has been arbitrarily determined and bears no relationship to any objective criterion of value.  The price does not bear any relationship to our assets, book value, historical earnings or net worth.

Excaliber Enterprises, Ltd. will apply the proceeds from the offering to pay for inventory, website development & maintenance, marketing, office supplies and equipment and general working capital.

Excaliber Enterprises, Ltd.'s Transfer Agent is Holladay Stock Transfer, 2939 N. 67th Place, Suite C, Scottsdale, Arizona 85251, phone (480) 481-3940.

The purchase of the common stock in this offering involves a high degree of risk.  The common stock offered in this prospectus is for investment purposes only and currently no market for our common stock exists.  Please refer to "Risk Factors" on page 6 and "Dilution" on page 11 before making an investment in our stock.

Summary Financial Information

The summary financial data are derived from the historical financial statements of Excaliber Enterprises.  This summary financial data should be read in conjunction with "Management's Discussion and Plan of Operations" as well as the historical financial statements and the related notes thereto, included elsewhere in this prospectus.

Balance Sheet Data

	June 30,	December 31,
	2007	2006
ASSETS
Current assets
Cash and equivalents	$2,611	$4,909

Total assets	$2,611	$4,909

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities
Accounts payable	$240	$240
Total current liabilities	240	240

Stockholders’ equity
Common stock	5,100	5,100
Additional paid-in capital	5,000	5,000
(Deficit) accumulated during development stage	(7,729)	(5,431)
Total stockholders’ equity	2,371	(4,669)

Total liabilities and stockholders’ equity	$2,611	$4,909

Statements of Operations Data

	For the six months ended		For the three months ended		October 6, 2005
	June 30,		June 30,		(Inception) to
	2007	2006	2007	2006	June 30, 2007

Revenue	$-	$-	$-	$-	$-

Expenses:
General and administrative expenses	2,268	5,000	95	5,000	7,699
Total expenses	2,268	5,000	95	5,000	7,699

Net (loss)	$(2,296)	$(5,000)	$(95)	$(5,000)	$(7,729)

Net (loss) per share	$(0.00)	$(0.00)	$(0.00)	$(0.00)

Risk Factors

Investment in the securities offered hereby involves certain risks and is suitable only for investors of substantial financial means.  Prospective investors should carefully consider the following risk factors in addition to the other information contained in this prospectus, before making an investment decision concerning the common stock.

Investors may lose their entire investment if we fail to implement our business plan.

Excaliber Enterprises, Ltd. was formed in October 2005.  We have no demonstrable operations record, on which you can evaluate our business and prospects.  Our prospects must be considered in light of the risks, uncertainties, expenses and difficulties frequently encountered by companies in their early stages of development.  These risks include, without limitation, competition, the absence of ongoing revenue streams, inexperienced management and lack of brand recognition.  Excaliber Enterprises cannot guarantee that we will be successful in executing our proposed gift basket business and accomplishing our objectives.  To date, we have not generated any revenues and may incur losses in the foreseeable future.  If we fail to implement and create a base of operations for our proposed business, we may be forced to cease operations, in which case investors may lose their entire investment.

If we are unable to continue as a going concern, investors may face a complete loss of their investment.

We have yet to commence our planned operations.  As of the date of this Prospectus, we have had only limited start-up operations and generated no revenues.  Taking these facts into account, our independent registered public accounting firm has expressed substantial doubt about our ability to continue as a going concern in the independent registered public accounting firm’s report to the financial statements included in the registration statement, of which this prospectus is a part.  If our business fails, the investors in this offering may face a complete loss of their investment.

Our officers and directors work for us on a part-time basis.  As a result, we may be unable to develop our business and manage our public reporting requirements.

Our operations depend on the efforts of Stephanie Jones, our President and director, and Matthew Jones, our Secretary, Treasurer and director.  Neither Mr. nor Mrs. Jones has experience related to public company management, nor as a principal accounting officer.  Because of this, we may be unable to offer and sell the shares in this offering and develop and manage our business.  We cannot guarantee you that we will overcome any such obstacle.

Mrs. Jones and Mr. Jones are involved in other business opportunities and may face a conflict in selecting between Excaliber Enterprises and their other business interests.  Namely, Mrs. Jones works for Finishing Touch Lawn Maintenance and Mr. Jones is employed by Huntwood Industries.  We have not formulated a policy for the resolution of such conflicts.  If we lose Mrs. Jones or Mr. Jones to other pursuits without a sufficient warning we may, consequently, go out of business.

Excaliber Enterprises may not be able to attain profitability without additional funding, which may be unavailable.

We have limited capital resources.  To date, we have not generated cash from our operations.  Unless we begin to generate sufficient revenues from our proposed business objective of selling gift baskets to finance operations as a going concern, we may experience liquidity and solvency problems.  Such liquidity and solvency problems may force us to go out of business if additional financing is not available.  We have no intention of liquidating.  In the event our cash resources are insufficient to continue operations, we intend to raise addition capital through offerings and sales of equity or debt securities.  In the event we are unable to raise sufficient funds, we will be forced to go out of business and will be forced to liquidate.  A possibility of such outcome presents a risk of complete loss of investment in our common stock.

Because of competitive pressures from competitors with more resources, Excaliber Enterprises may fail to implement its business model profitably.

The market for customers is intensely competitive and such competition is expected to continue to increase.  We expect to compete with many online and physical companies specialized in selling gift products, such as Harry and David and Wine Country Gifts.  Generally, our actual and potential competitors have longer operating histories, greater financial and marketing resources, greater name recognition and an entrenched client base.  Therefore, many of these competitors may be able to devote greater resources to attracting customers and preferred vendor pricing.  There can be no assurance that our current or potential competitors will not stock comparable or superior products to those to we expect to offer.  Increased competition could result in lower than expected operating margins or loss of market share, any of which would materially and adversely affect our business, results of operation and financial condition.

We may be unable to generate sales without sales, marketing or distribution capabilities.

We have not commenced our planned business of selling pre-designed specialty gift baskets via the Internet and do not have any sales, marketing or distribution capabilities.  We cannot guarantee that we will be able to develop a sales and marketing plan or to develop an effective chain of distribution.  In the event we are unable to successfully implement these objectives, we may be unable to generate sales and operate as a going concern.

We may not be able to generate sales because consumers may choose not to shop online.

We may not be able to attract potential customers who shop in traditional retail stores to shop on our proposed web site.  Furthermore, we may incur significantly higher and more sustained advertising and promotional expenditures than anticipated to attract online shoppers and to convert those shoppers into purchasing customers.  As a result, we may not be able to achieve profitability, and even if we are successful at attracting online customers, we expect it could take several years to build a substantial customer base.  Specific factors that could prevent widespread customer acceptance of our e-commerce solution include:

1.

Customer concerns about buying products without physically viewing or handling them;

2.

Customer concerns about the security of online transactions and the privacy of their personal information; and

3.

Difficulties in returning or exchanging items purchased through the website.

If our computer systems and Internet infrastructure fail, we will be unable to conduct our business.

The performance of our computer hardware and the Internet infrastructure is critical to our business and reputation, as well as out ability to attract web users, new customers and commerce partners.  Any system failure that causes an interruption in service or a decrease in responsiveness of our web site could result in an impairment of traffic on our web site and, if sustained or repeated, could materially harm our reputation and the attractiveness of our brand name.  Our servers are vulnerable to computer viruses, break-ins and similar disruptions from unauthorized tampering.  The occurrence of any of these events could result in interruptions, delays or cessation in services, which could have a material adverse effect on our business, result of operations and financial condition.  Any damage or failure that interrupts or delays our operations could have a material adverse effect on our business, result of operations and financial condition.  To the extent that we do not effectively address any capacity constraints, such constraints would have a material adverse effect on its business, result of operations and financial condition.

We may be unable to obtain sufficient quantities of quality merchandise on acceptable commercial terms because we do not have long-term distribution and manufacturing agreements.

We intend to rely primarily on product manufacturers and third-party distributors to supply the products we plan to offer.  Our business would be seriously harmed if we were unable to develop and maintain relationships with suppliers and distributors that allow us to obtain sufficient quantities of quality merchandise on acceptable terms.  Additionally, we may be unable to establish alternative sources of supply for our products to ensure delivery of merchandise in a timely and efficient manner or on terms acceptable to us.  If we cannot obtain and stock our products at acceptable prices and on a timely basis, we may lose sales and our potential customers may take their purchases elsewhere.

Our revenue and gross margin could suffer if we fail to manage our inventory properly.

Our business depends on our ability to anticipate our needs for our as yet unidentified products and suppliers’ ability to deliver sufficient quantities of products at reasonable prices on a timely basis.  Given that we are in the development stage we may be unable to accurately anticipate demand and manage inventory levels that could seriously harm us.  If predicted demand is substantially greater than consumer purchases, there will be excess inventory.  In order to secure inventory, we may make advance payments to suppliers, or we may enter into non-cancelable commitments with vendors.  If we fail to anticipate customer demand properly, a temporary oversupply could result in excess or obsolete inventory, which could adversely affect our gross margin.

Failure by us to respond to changes in consumer preferences could result in lack of sales revenues and may force us out of business.

Any change in the preferences of our potential customers, or in the gift products industry in general, that we fail to anticipate and adapt to could reduce the demand for our proposed specialty gift baskets that we intend to sell.  Decisions about our focus and the specific products we plan to offer will often be made in advance of entering the marketplace.  Failure to anticipate and respond to changes in consumer preferences and demands could lead to, among other things, customer dissatisfaction, failure to attract demand for our proposed products and lower profit margins.

Investors will have limited control over decision-making because Stephanie Jones, our President and director, controls the majority of our issued and outstanding common stock.

Stephanie Jones, an executive officer, employee and director, beneficially owns 98% of our issued and outstanding common stock.  As a result of such ownership, investors in this offering will have limited control over matters requiring approval by our security holders, including the election of directors.  Assuming the minimum amount of shares of this offering is sold Mrs. Jones would retain 86% ownership in our common stock.  In the event the maximum offering is attained, Mrs. Jones will continue to own 76% of our outstanding common stock.  Such concentrated control may also make it difficult for our stockholders to receive a premium for their shares of our common stock in the event we enter into transactions which require stockholder approval.  In addition, certain provisions of Nevada law could have the effect of making it more difficult or more expensive for a third party to acquire, or of discouraging a third party from attempting to acquire, control of us.  For example, Nevada law provides that not less than two-thirds vote of the stockholders is required to remove a director, which could make it more difficult for a third party to gain control of our Board of Directors.  This concentration of ownership limits the power to exercise control by the minority shareholders.

Excaliber Enterprises may lose its top management without employment agreements.

Our operations depend substantially on the skills and experience of Stephanie Jones, our President and director, and Matthew Jones, our Secretary, Treasurer and director.  We have no other full- or part-time employees besides these individuals.  Furthermore, we do not maintain key man life insurance on either of these two individuals.  Without employment contracts, we may lose either or both of our officers and directors to other pursuits without a sufficient warning and, consequently, go out of business.

Both of our officers and directors are involved in other business opportunities and may face a conflict in selecting between our company and their other business interests.  In the future, either Mr. or Mrs. Jones may also become involved in other business opportunities.  We have not formulated a policy for the resolution of such conflicts.  If we lose either or both of Mr. or Mrs. Jones to other pursuits without a sufficient warning we may, consequently, go out of business.

Our internal controls may be inadequate, which could cause our financial reporting to be unreliable and lead to misinformation being disseminated to the public.

Our management is responsible for establishing and maintaining adequate internal control over financial reporting.  As defined in Exchange Act Rule 13a-15(f), internal control over financial reporting is a process designed by, or under the supervision of, the principal executive and principal financial officer and effected by the board of directors, management and other personnel, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles and includes those policies and procedures that: (i) pertain to the maintenance of records that in reasonable detail accurately and fairly reflect the transactions and dispositions of the assets of the Company; (ii) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures of the Company are being made only in accordance with authorizations of management and directors of the Company; and (iii) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of the Company’s assets that could have a material effect on the financial statements.  Our internal controls may be inadequate or ineffective, which could cause our financial reporting to be unreliable and lead to misinformation being disseminated to the public.  Investors relying upon this misinformation may make an uninformed investment decision.

Certain Nevada corporation law provisions could prevent a potential takeover, which could adversely affect the market price of our common stock.

We are incorporated in the State of Nevada.  Certain provisions of Nevada corporation law could adversely affect the market price of our common stock.  Because Nevada corporation law requires board approval of a transaction involving a change in our control, it would be more difficult for someone to acquire control of us.  Nevada corporate law also discourages proxy contests making it more difficult for you and other shareholders to elect directors other than the candidate or candidates nominated by our board of directors.

The costs and expenses of SEC reporting and compliance may inhibit our operations.

After the effectiveness of this registration statement, we will be subject to the reporting requirements of the Securities Exchange Act of 1934, as amended.  The costs of complying with such requirements may be substantial.  In the event we are unable to establish a base of operations that generates sufficient cash flows or cannot obtain additional equity or debt financing, the costs of maintaining our status as a reporting entity may inhibit out ability to continue our operations.

You may not be able to sell your shares in our company because there is no public market for our stock.

There is no public market for our common stock.  A significant majority of our currently issued and outstanding common stock is currently held by Mrs. Stephanie Jones, an officer, employee and director.  Therefore, the current and potential market for our common stock is limited.  In the absence of being listed, no market is available for investors in our common stock to sell their shares.  We cannot guarantee that a meaningful trading market will develop.

If our stock ever becomes tradable, of which we cannot guarantee success, the trading price of our common stock could be subject to wide fluctuations in response to various events or factors, many of which are beyond our control.  In addition, the stock market may experience extreme price and volume fluctuations, which, without a direct relationship to the operating performance, may affect the market price of our stock.

Investors may have difficulty liquidating their investment because our stock will be subject to penny stock regulation.

The SEC has adopted rules that regulate broker/dealer practices in connection with transactions in penny stocks.  Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the Nasdaq system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange system).  The penny stock rules require a broker/dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document prepared by the SEC that provides information about penny stocks and the nature and level of risks in the penny stock market.  The broker/dealer also must provide the customer with bid and offer quotations for the penny stock, the compensation of the broker/dealer, and its salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer's account.  In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from such rules, the broker/dealer must make a special written determination that a penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction.  These disclosure requirements may have the effect of reducing the level of trading activity in any secondary market for a stock that becomes subject to the penny stock rules, and accordingly, customers in Company securities may find it difficult to sell their securities, if at all.

Investors in this offering will bear a substantial risk of loss due to immediate and substantial dilution

Stephanie Jones, who serves as our President and director, acquired 5,000,000 shares of our common stock at a price per share of $0.001.  Upon the sale of the common stock offered hereby, the investors in this offering will pay a price per share that substantially exceeds the value of our assets after subtracting liabilities and will experience an immediate and substantial “dilution.”  Therefore, the investors in this offering will bear a substantial portion of the risk of loss.  Additional sales of our common stock in the future could result in further dilution.  Please refer to “Dilution” on page 10.

All of our issued and outstanding common shares are restricted under Rule 144 of the Securities Act, as amended.  When the restriction on any or all of these shares is lifted, and the shares are sold in the open market, the price of our common stock could be adversely affected.

All of the presently outstanding shares of common stock, aggregating 5,100,000 shares of common stock, are “restricted securities” as defined under Rule 144 promulgated under the Securities Act and may only be sold pursuant to an effective registration statement or an exemption from registration, if available.  Rule 144, as amended, is an exemption that generally provides that a person who has satisfied a one year holding period for such restricted securities may sell, within any three month period (provided we are current in our reporting obligations under the Exchange Act) subject to certain manner of resale provisions, an amount of restricted securities which does not exceed the greater of 1% of a company’s outstanding common stock or the average weekly trading volume in such securities during the four calendar weeks prior to such sale.  Sales of shares by our shareholders, whether pursuant to Rule 144 or otherwise, may have an immediate negative effect upon the price of our common stock in any market that might develop.

Special note regarding forward-looking statements

This prospectus contains forward-looking statements about our business, financial condition and prospects that reflect our management’s assumptions and beliefs based on information currently available.  We can give no assurance that the expectations indicated by such forward-looking statements will be realized.  If any of our assumptions should prove incorrect, or if any of the risks and uncertainties underlying such expectations should materialize, our actual results may differ materially from those indicated by the forward-looking statements.

The key factors that are not within our control and that may have a direct bearing on operating results include, but are not limited to, acceptance of our proposed services and the products we expect to market, our ability to establish a customer base, managements’ ability to raise capital in the future, the retention of key employees and changes in the regulation of our industry.

There may be other risks and circumstances that management may be unable to predict.  When used in this prospectus, words such as, “believes,” “expects,” “intends,” “plans,” “anticipates,” “estimates” and similar expressions are intended to identify and qualify forward-looking statements, although there may be certain forward-looking statements not accompanied by such expressions.

Use of Proceeds

Excaliber Enterprises is offering for sale to the public up to 1,500,000 shares of its common stock, the net proceeds of which will be retained by us.  Without realizing the minimum offering proceeds of $35,000, we will not be able to commence planned operations and implement our business plan.  The table below lists intended uses of proceeds indicating the amount to be used for each purpose and the priority of each purpose, if all of the securities are not sold.  The timing of the use of proceeds will be in our sole discretion.

	Minimum		75% of Maximum		Maximum
	$	%	$	%	$	%
OFFERING PROCEEDS	35,000	100.00%	56,250	100.00%	75,000	100.00%

OFFERING EXPENSES(1)
Transfer agent fees	750	2.14%	750	1.33%	750	1.00%
Escrow fees	500	1.43%	500	0.89%	500	0.67%
Legal & accounting fees	3,500	10.00%	3,500	6.22%	3,500	4.67%
Total offering expenses	4,750	13.57%	4,750	8.44%	4,750	6.33%

Net proceeds from offering	30,250	86.43%	51,500	91.56%	70,250	93.67%

USE OF NET PROCEEDS
Accounting fees	8,000	22.86%	8,000	14.22%	8,000	10.67%
Legal and professional fees	3,000	8.57%	3,000	5.33%	3,000	4.00%
Advertising & marketing	3,600	10.29%	9,600	17.07%	12,000	16.00%
Inventory	3,000	8.57%	10,000	17.78%	10,000	13.33%
Office equipment	3,000	8.57%	3,000	5.33%	3,000	4.00%
Office supplies	1,000	2.86%	2,000	3.56%	3,000	4.00%
Website development	4,000	11.43%	5,000	8.89%	10,000	13.33%
Working capital	4,650	13.29%	10,900	19.38%	21,250	28.33%

Total use of net proceeds	30,250	86.43%	51,500	91.56%	70,250	93.67%

1.  The offering expenses are fixed and will not vary depending on the proceeds raised in the offering.

2.  The category of General Working Capital may include printing costs, postage, telephone services, overnight services and other operating expenses.

Determination of Offering Price

The offering price of the common stock of $0.05 per share has been arbitrarily determined and bears no relationship to any objective criterion of value.  The price does not bear any relationship to Excaliber Enterprises’ assets, book value, historical earnings or net worth.  In determining the offering price, Excaliber Enterprises considered such factors as the prospects, if any, for similar companies, our anticipated results of operations, our present financial resources and the likelihood of acceptance of this offering.  No valuation or appraisal has been prepared for our business.  We cannot assure you that a public market for our securities will develop and continue or that the securities will ever trade at a price higher than the offering price.

Dilution

"Dilution" represents the difference between the offering price and the net book value per share of common stock immediately after completion of the offering.  "Net Book Value" is the amount that results from subtracting the total liabilities of Excaliber Enterprises, Ltd. from total assets.  In this offering, the level of dilution is substantial as a result of the low book value of Excaliber Enterprises’ issued and outstanding stock.  Assuming all shares offered herein are sold, and given effect to the receipt of the maximum estimated proceeds of this offering from shareholders, our net book value will be $77,371, or $0.0117 per share.  Therefore, the purchasers of the common stock in this offering will suffer an immediate and substantial dilution of approximately $0.0383 per share while our present stockholders will receive an immediate and substantial increase of $0.0113 per share in the net tangible book value of the shares they hold.  This will result in a 76.55% dilution for purchasers of stock in this offering.

The following table illustrates the dilution to the purchasers of the shares in this offering:

	Assuming the sale of:
	Minimum Offering	Maximum Offering
Offering price per share	$0.05	$0.05
Net tangible book value per share per share before offering	$0.0005	$0.0005
Increase attributable to existing shareholders	$0.0060	$0.0113
Net tangible book value per share per share after offering	$0.0064	$0.0117
Per share dilution	$0.0436	$0.0383
Dilution %	87.11%	76.55%

Plan of Distribution

There is no public market for our common stock.  Our common stock is currently held by two shareholders.  Therefore, the current and potential market for our common stock is limited and the liquidity of our shares may be severely limited.  To date, we have made no effort to obtain listing or quotation of our securities on a national stock exchange or association.  We have not identified or approached any broker/dealers with regard to assisting us to apply for such listing.  We are unable to estimate when we expect to undertake this endeavor.  In the absence of being listed, no market is available for investors in our common stock to sell their shares.  We cannot guarantee that a meaningful trading market will develop.

If the stock ever becomes tradable, the trading price of Excaliber Enterprises’ common stock could be subject to wide fluctuations in response to various events or factors, many of which are beyond our control.  As a result, investors may be unable to sell their shares at or greater than the price at which they are being offered.

Excaliber Enterprises, Ltd. is offering up to 1,500,000 shares of common stock on a best efforts basis utilizing the efforts of Mr. and Mrs. Jones, our executive officers.  Potential investors include family, friends and acquaintances of both Mr. and Mrs. Jones.  The intended methods of communication include, without limitation, telephone and personal contact.  In their endeavors to sell this offering, Mr. and Mrs. Jones do not intend to use any mass advertising methods such as the Internet or print media.

Funds received by the sales agents in connection with sales of our securities will be transmitted immediately into our escrow account until the minimum sales threshold is reached.  There can be no assurance that all, or any, of the shares will be sold.

Neither Mr. nor Mrs. Jones will receive commissions for any sales he/she originates on our behalf.  We believe that both Mr. and Mrs. Jones are exempt from registration as brokers under the provisions of Rule 3a4-1 promulgated under the Securities Exchange Act of 1934.  In particular, both Mr. and Mrs. Jones:

1.

Are not subject to a statutory disqualification, as that term is defined in Section 3(a)39 of the Act, at the time of their participation; and

2.

Are not to be compensated in connection with his participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in securities; and

3.

Are not an associated person of a broker or dealer; and

4.

Meet the conditions of the following:

a.

Primarily perform, or is intended primarily to perform at the end of the offering, substantial duties for or on behalf of the issuer otherwise than in connection with transactions in securities; and

b.

Were not brokers or dealers, or associated persons of a broker or dealer, within the preceding 12 months; and

c.

Did not participate in selling an offering of securities for any issuer more than once every 12 months other than in reliance on paragraph (a)4(i) or (a)4(iii) of this section, except that for securities issued pursuant to rule 415 under the Securities Act of 1933, the 12 months shall begin with the last sale of any security included within one rule 415 registration.

Our officers and directors may not purchase any securities in this offering.

There can be no assurance that all, or any, of the shares will be sold.  As of the date of this prospectus, we have not entered into any agreements or arrangements for the sale of the shares with any broker/dealer or sales agent.  However, if we were to enter into such arrangements, we will file a post effective amendment to disclose those arrangements because any broker/dealer participating in the offering would be acting as an underwriter and would have to be so named in the prospectus.

In order to comply with the applicable securities laws of certain states, the securities may not be offered or sold unless they have been registered or qualified for sale in such states or an exemption from such registration or qualification requirement is available and with which we have complied.  The purchasers in this offering and in any subsequent trading market must be residents of such states where the shares have been registered or qualified for sale or an exemption from such registration or qualification requirement is available.  As of the date of this prospectus, we have not identified the specific states, where the offering will be sold.  We will file a pre-effective amendment indicating which state(s) the securities are to be sold pursuant to this registration statement.

The proceeds from the sale of the shares in this offering will be payable to William F. Doran Trust Account fbo Excaliber Enterprises (“Escrow Account”).  All subscription agreements and checks should be delivered to William F. Doran.  Failure to do so will result in checks being returned to the investor, who submitted the check.  All subscription funds will be held in the Escrow Account pending achievement of the minimum offering and no funds shall be released to us until such a time as the minimum proceeds are raised.  The escrow agent will continue to receive funds and perform additional disbursements until either the maximum offering is achieved or a period of 365 days from the effective date of this offering, whichever event happens first.  Thereafter this agreement shall terminate.  If the minimum offering is not achieved within 365 days of the date of this prospectus, all subscription funds will be returned to investors promptly without interest or deduction of fees.  The offering will not be extended beyond 365 days from the effective date of this registration statement, of which this prospectus is a part.  The fee of the Escrow Agent is $500.00.  (See Exhibit 99(a).)

Investors can purchase common stock in this offering by completing a Subscription Agreement (attached hereto as Exhibit 99(b)) and sending it together with payment in full to William Doran, Attorney at Law, 1717 E. Bell Road, Suite 1, Phoenix, AZ 85022.  All payments must be made in United States currency either by personal check, bank draft, or cashiers check.  There is no minimum subscription requirement.  An investors' failure to pay the full subscription amount will entitle us to disregard the investors' subscription.  All subscription agreements and checks are irrevocable.  We reserve the right to either accept or reject any subscription.  Any subscription rejected within this 30-day period will be returned to the subscriber within five business days of the rejection date.  Furthermore, once a subscription agreement is accepted, it will be executed without reconfirmation to or from the subscriber.  Once we accept a subscription, the subscriber cannot withdraw it.

Legal Proceedings

Our officers, employees and directors have not been convicted in a criminal proceeding, exclusive of traffic violations.

Our officers, employees and directors have not been permanently or temporarily enjoined, barred, suspended or otherwise limited from involvement in any type of business, securities or banking activities.

Our officers, employees and directors have not been convicted of violating a federal or state securities or commodities law.

There are no pending legal proceedings against us.

No director, officer, significant employee or consultant of Excaliber Enterprises, Ltd. has had any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time.

Directors, Executive Officers, Promoters and Control Persons

Directors are elected by the stockholders to a term of one year and serves until his or her successor is elected and qualified.  Officers are appointed by the Board of Directors to a term of one year and serves until his or her successor is duly elected and qualified, or until he or she is removed from office.  The Board of Directors has no nominating, auditing or compensation committees.

The following table sets forth certain information regarding our executive officers and directors as of the date of this prospectus:

Name	Age	Position	Period of Service(1)
Stephanie Y Jones (2)	34	President, CEO and Director	October 2006 - 2007
Matthew L. Jones (2)	39	Secretary, Treasurer and Director	October 2006 - 2007

Notes:

1.

Our directors will hold office until the next annual meeting of the stockholders, which shall be held in October of 2007, and until successors have been elected and qualified.  Our officers were appointed by our directors and will hold office until he or she resigns or is removed from office.

2.

Both Mr. and Mrs. Jones have obligations to entities other than Excaliber Enterprises.  We expect both of these individuals to spend approximately 10-20 hours per week on our business affairs.  At the date of this prospectus, Excaliber Enterprises is not engaged in any transactions, either directly or indirectly, with any persons or organizations considered promoters.

Background of Directors, Executive Officers, Promoters and Control Persons

Stephanie Y. Jones, President, Chief Executive Officer and Director:  Stephanie Jones is currently a bookkeeper for Finishing Touch Lawn Maintenance in Rathdrum, Idaho.  Her responsibilities include maintaining accounts payable and receivable and managing customer accounts.  She has been in her present position since 2001.  Mrs. Jones was previously an elementary school teacher for four years, between 1998 and 2002, at Falls Christian Academy, a private school located in Rathdrum, Idaho, where she taught kindergarten.  Prior to her teaching position, Mrs. Jones was a stay-at-home mother, where she began creating gift baskets in her spare time.  She attended Northern Idaho College from 1991 to 1993.

Matthew L. Jones, Secretary, Treasurer and Director:  From October 2005 to the present, Matthew Jones has been employed by Huntwood Industries in Liberty Lake, Washington as a Sales Representative in the custom cabinetry department.  Mr. Jones was  employed by La Mesa RV in Liberty Lake, Washington from 2004 through 2005, where he was a sales representative for several lines of Recreational Vehicles.  From 2001 to 2004, Mr.  Jones was a department manager at Lowes Home Improvement Center in Rathdrum, Idaho. From 1995 to 2001, he had an active real estate license and was a broker at Coldwell Banker Real Estate in Ratdrum, Idaho.  Mr. Jones attended Northern Idaho College from 1991 to 1993.  He is a disabled veteran.

Family Relationships

Stephanie Jones and Matthew Jones are married.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth certain information as of the date of this offering with respect to the beneficial ownership of Excaliber Enterprises, Ltd.’s common stock by all persons known by Excaliber Enterprises to be beneficial owners of more than 5% of any such outstanding classes, and by each director and executive officer, and by all officers and directors as a group.  Unless otherwise specified, the named beneficial owner has, to our knowledge, either sole or majority voting and investment power.

Title Of Class	Name, Title and Address of Beneficial Owner of Shares(1)	Amount of Beneficial Ownership(2)	Percent of Class
			Before Offering	After Offering(3)

Common	Stephanie Jones, President and CEO	5,000,000	98.04%	75.76%

	All Directors and Officers as a group (1 person)	5,000,000	98.04%	75.76%

Common	Nicole Jones(4)	100,000	1.96%	1.52%

Notes:

1.

The address for Stephanie Jones is c/o Excaliber Enterprises, Ltd., 13834 W. Hoyt Road, Rathdrum, ID 83858.

2.

As used in this table, “beneficial ownership” means the sole or shared power to vote, or to direct the voting of, a security, or the sole or share investment power with respect to a security (i.e., the power to dispose of, or to direct the disposition of a security).

3.

Assumes the sale of the maximum amount of this offering (1,500,000 shares by Excaliber Enterprises).  The aggregate amount of shares to be issued and outstanding, assuming a maximum offering is 6,600,000.

4.

Nicole Jones is the sister-in-law of Stephanie Jones and Matthew Jones, our officers and directors.

Description of Securities

Excaliber Enterprises, Ltd.’s authorized capital stock consists of 200,000,000 shares of common stock, having a $0.001 par value per share.

The holders of our common stock:

1.

Have equal ratable rights to dividends from funds legally available therefor, when, as and if declared by our Board of Directors;

2.

Are entitled to share ratably in all of our assets available for distribution to holders of common stock upon liquidation, dissolution or winding up of our affairs;

3.

Do not have preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights; and

4.

Are entitled to one vote per share on all matters on which stockholders may vote.

All shares of common stock now outstanding are fully paid for and non assessable and all shares of common stock which are the subject of this offering, when issued, will be fully paid for and non assessable.

The SEC has adopted rules that regulate broker/dealer practices in connection with transactions in penny stocks.  Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the Nasdaq system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange system).  The penny stock rules require a broker/dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document prepared by the SEC that provides information about penny stocks and the nature and level of risks in the penny stock market.  The broker/dealer also must provide the customer with bid and offer quotations for the penny stock, the compensation of the broker/dealer, and its salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer’s account.  In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from such rules, the broker/dealer must make a special written determination that a penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction.  These heightened disclosure requirements may have the effect of reducing the number of broker/dealers willing to make a market in our shares, reducing the level of trading activity in any secondary market that may develop for our shares, and accordingly, customers in our securities may find it difficult to sell their securities, if at all.

We have no current plans to neither issue any preferred stock nor adopt any series, preferences or other classification of preferred stock.  The Board of Directors is authorized to (i) provide for the issuance of shares of the authorized preferred stock in series and (ii) by filing a certificate pursuant to the law of Nevada, to establish from time to time the number of shares to be included in each such series and to fix the designation, powers, preferences and rights of the shares of each such series and the qualifications, limitations or restrictions thereof, all without any further vote or action by the stockholders.  Any shares of issued preferred stock would have priority over the common stock with respect to dividend or liquidation rights.  Any future issuance of preferred stock may have the effect of delaying, deferring or preventing a change in control of our Company without further action by the stockholders and may adversely affect the voting and other rights of the holders of common stock.

The issuance of shares of preferred stock, or the issuance of rights to purchase such shares, could be used to discourage an unsolicited acquisition proposal.  For instance, the issuance of a series of preferred stock might impede a business combination by including class voting rights that would enable the holder to block such a transaction, or facilitate a business combination by including voting rights that would provide a required percentage vote of the stockholders.  In addition, under certain circumstances, the issuance of preferred stock could adversely affect the voting power of the holders of the common stock.  Although the Board of Directors is required to make any determination to issue such stock based on its judgment as to the best interests of our stockholders, the Board of Directors could act in a manner that would discourage an acquisition attempt or other transaction that potentially some, or a majority, of the stockholders might believe to be in their best interests or in which stockholders might receive a premium for their stock over the then market price of such stock.  The Board of Directors does not at present intend to seek stockholder approval prior to any issuance of currently authorized stock, unless otherwise required by law or stock exchange rules.

Non-Cumulative Voting

Holders of shares of Excaliber Enterprises, Ltd.'s common stock do not have cumulative voting rights, which means that the holders of more than 50% of the outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose, and, in such event, the holders of the remaining shares will not be able to elect any of our directors.

Cash Dividends

As of the date of this prospectus, Excaliber Enterprises, Ltd. has not paid any cash dividends to stockholders.  The declaration of any future cash dividend will be at the discretion of our board of directors and will depend upon our earnings, if any, capital requirements and financial position, general economic conditions, and other pertinent conditions.  It is the present intention of Excaliber Enterprises not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in our business operations.

Reports

1.

After this offering, we expect to furnish our shareholders with audited annual financial reports certified by our independent accountants.

2.

After this offering, we intend to file periodic and current reports required by the Securities Exchange Act of 1934 with the Securities and Exchange Commission to maintain the fully reporting status.

3.

You may read and copy any materials we file with the SEC at the SEC's Public Reference Room at 100 F Street, N.E., Washington, D.C. 20002.  You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330.  Our SEC filings will be available on the SEC Internet site, located at http://www.sec.gov.

Interest of Named Experts and Counsel

Legal Matters

The validity of the shares of common stock that we are registering hereby will be passed upon for us by Wendy E. Miller, Esq., Newport Beach, California, who holds no interest in our common stock.

Experts

Weaver & Martin, LLC, independent registered public accounting firm, have audited our financial statements at December 31, 2006, as set forth in his report.  We have included our financial statements in this prospectus and elsewhere in the registration statement in reliance on Weaver & Martin, LLC’s report, given on their authority as experts in accounting and auditing.

Disclosure of Commission Position of Indemnification for Securities Act Liabilities

Indemnification of Directors and Officers

Excaliber Enterprises, Ltd.’s Articles of Incorporation, its Bylaws, and certain statutes provide for the indemnification of a present or former director or officer.  See Item 24 “Indemnification of Directors and Officers,” on page 44.

The Securities and Exchange Commission's Policy on Indemnification

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the Registrant pursuant to any provisions contained in its Certificate of Incorporation, or Bylaws, or otherwise, the Registrant has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

Organization Within Last Five Years

Excaliber Enterprises, Ltd. was incorporated in Nevada on October 6, 2005.

Stephanie Jones serves as our President and director and Matthew Jones serves as our Secretary, Treasurer and director.

Please see “Recent Sales of Unregistered Securities” on page 44 for our capitalization history.

Description of Business

Business Development and Summary

Excaliber Enterprises, Ltd. was incorporated in Nevada on October 6, 2005.

Our administrative office is located at 13834 W. Hoyt Road, Rathdrum, ID 83858.

Our fiscal year end is December 31.

We are a development stage company that plans to become an on-line retailer of specialty gift baskets.  We have initiated our development and start-up activities, but have not commenced planned principal operations.  As of the date of this prospectus, we have generated no revenues.  Our operations to date have been devoted to the following:

1.

Formation of the Company,

2.

Obtaining seed capital through sales of our common stock,

3.

Reserved a domain name at www. ExcaliberStore.com and

4.

Begun preliminary planning and design of our website.

Business of Issuer

Principal Products and Principal Markets

Our business purpose is to market specialty gift baskets to real estate and health care professionals and organizations through the Internet.  We plan to offer potential customers the ability to choose from a variety of gift baskets that will be pre-designed by Stephanie Jones, our President.  Our proposed gift baskets can be given as thank yous, gifts or rewards to clients, patients, employees or associates.  For example, a realtor, whose client just purchased a new home, can order either a home essentials basket containing household cleaners and supplies or a housewarming basket with gourmet foods.  In targeting the medical community, a sample get well basket could include activity books and aspirin.  We have not yet designed any gift basket ideas and thus do not currently have any catalog of items to sell.

The baskets and products we plan to place in the baskets will purchased from outside sources.  We are in the process of identifying suppliers and manufacturers, and have not made any determination which, if any we will contact.  We will not manufacture or produce any item.  Instead, we will seek to purchase these items from outside sources and assemble them in the pre-designed format.  Assembly of baskets is intended to be done in-house by our management.  In the event we are unable to handle assembly and fulfillment in-house, we may seek to outsource these functions to independent third-parties.  We will not manufacture or produce any item ourselves.  We are still in the development stage, and we do not have any saleable inventory and have not yet identified any specific products, suppliers or fulfillment companies.

Additionally, our management believes that we may be able to acquire good and services from existing third-party specialty gift companies.  We are in the process of identifying companies with merchandising programs that will allow us to either list and sell their existing inventory of baskets or earn commissions based upon sales effected by us.  We have not identified any such third-party companies from which to purchase pre-manufactured baskets and cannot guarantee that we will be able to obtain such baskets at a preferred or reasonable price.

Distribution Methods of the Products

Our management believes that the Internet lends itself well for selling gift baskets due to its ability to provide pictures and information direct to the consumer, at his or her leisure, as well as have a broad geographic reach.  We expect to conduct significantly all of our business over the Internet.  We have reserved the domain www.ExcaliberStore.com, which will serve as our base of operations.  The site is anticipated to be our primary store-front, through which we will market, sell and distribute all merchandise.  Once we have established our website and enabled e-commerce capabilities, it is expected to serve as our primary method of generating sales.  Currently, the site is in development, is not operational and has not been published.  A portion of the proceeds from the offering contemplated in this prospectus is allocated to developing and establishing our Internet presence.  Until we publish our website, we will be unable to begin to generate revenues.  From our inception to the date of this prospectus, we have not engaged in any sales activities.

We have no methods of distribution in place, nor do we have any merchandise to distribute.  However, it is anticipated that when we are required to fulfill customer orders, we will use general parcel services such as United Parcel Service, DHL and Federal Express.

Industry Background and Competition

The market for baskets is very competitive and highly fragmented.  There are numerous existing and potential competitors selling gift baskets.  Our management believes that national chains that offer a large selection of merchandise compete directly, yet co-exist, with smaller companies that have either a regional presence, single locations or are strictly Internet-based.  We expect to compete with many online and physical gift basket retailers, which we believe can be divided into several groups:

1.

National chains and franchises, such as Harry and David and Hickory Farms;

2.

Catalog retailers and Internet-based companies, such as Red Envelope and Blue Nile; and

3.

Local and regional companies that cater to a limited geographic area and/or a niche market; and

Our management believes there exist a significant number of competitors selling relatively similar and competitively priced merchandise.  In addition, the market for gift baskets is characterized by convenience and reliability, as well as quality of customer service and the breadth and depth of product selection.  We are a start-up company without a base of operations and lacking an ability to generate sales.  As such, our competitive position is unfavorable in the general marketplace.  Unless we implement our planned operations and begin to generate revenues, we will not be able to maintain our operations.

Significantly all of our current and potential traditional competitors have longer operating histories, larger customer or user bases, greater brand recognition and significantly greater financial, marketing and other resources than we do.  Our competitors may be able to secure products from vendors on more favorable terms, fulfill customer orders more efficiently and adopt more aggressive pricing or inventory availability policies than we can.  Traditional store-based retailers also enable customers to see and feel products in a manner that is not possible over the Internet.  Many of these current and potential competitors can devote substantially more resources to Web site and systems development than we can.  In addition, larger, more well-established and financed entities may acquire, invest in or form joint ventures with online competitors or gift basket companies as the use of the Internet and other online services increases.

Need for Government Approval of Principal Products

While we believe we are and will be in substantial compliance with the laws and regulations which regulate our business, and that we possess all the licenses required in the conduct of our business, the failure to comply with any of those laws or regulations, or the imposition of new laws or regulations could negatively impact our proposed business.

Effect of Existing or Probable Governmental Regulations

We are not currently subject to direct federal, state or local regulation other than regulations applicable to businesses generally or directly applicable to retailing or electronic commerce.  We do not currently provide individual personal information regarding our users to third parties and we currently do not identify registered users by age, nor do we expect to do so in the foreseeable future.  The adoption of additional privacy or consumer protection laws could create uncertainty in Web usage and reduce the demand for our products and services or require us to redesign our web site.

Number of total employees and number of full time employees

We are currently in the development stage.  During the development stage, we plan to rely exclusively on the services of Stephanie Jones, President and director, and Matthew Jones, our Secretary, Treasurer and director, to set up our business operations.  Both Mr. and Mrs. Jones currently work for us on a part-time basis and each expect to devote approximately 10-20 hours per week to our business, or as needed.  There are no other full- or part-time employees.  We believe that our operations are currently on a small scale that is manageable by these individuals.

Reports to Security Holders

1.

After this offering, we will furnish our shareholders with audited annual financial reports certified by our independent accountants.

2.

After this offering, we will file periodic and current reports, which are required in accordance with Section 15(d) of the Securities Act of 1933, with the Securities and Exchange Commission to maintain the fully reporting status.

3.

The public may read and copy any materials Excaliber Enterprises, Ltd. files with the SEC at the SEC's Public Reference Room at 100 F Street, N.E., Washington, D.C. 20002.  The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330.  Our SEC filings will be available on the SEC Internet site, located at http://www.sec.gov.

Management's Discussion and Plan of Operation

This section must be read in conjunction with the Audited Financial Statements included in this prospectus.

Management’s Discussion

Excaliber Enterprises, Ltd. was incorporated in Nevada on October 6, 2005.  We are a startup and have not yet realized any revenues.  Our efforts have focused primarily on the development and implementation of our business plan.

Since our inception on October 6, 2005 to June 30, 2007, we did not generate any revenues and have incurred various general and administrative costs related to the costs of start-up operations and the execution of our business.  To date, general and administrative expenses mainly consist of office expenditures and accounting and legal fees.  During the three month period ended June 30, 2007, we spent a total of $95 in general and administrative costs.  In the comparable year ago three month period ended June 30, 2006, we incurred $5,000 in general and administrative costs, related specifically to the issuance of 5,000,000 shares of common stock to Stephanie Jones, an officer and director, for services rendered.

In the six months ended June 30, 2007, total operating expenses were $2,268, applicable solely to general and administrative expenses.  In contrast, total operating expenses during the year ago six month period ended June 30, 2006 were $5,000, all of which can be considered general and administrative expenses.  No development related expenses have been or will be paid to our affiliates.  We expect to continue to incur general and administrative expenses for the foreseeable future, although we cannot estimate the extent of these costs.

As a result of our lack of revenues and incurring ongoing expenses related to the implementation of our business, we have experienced net losses in all periods since our inception.  In the three month period ended June 30, 2007, our net loss totaled $95, compared to a net loss of $5,000 in the prior period ended June 30, 2006.  During the six months ended June 30, 2007, our net loss was $2,298, compared to a net loss of $5,000 in the year ago six month period ended June 30, 2006.  Since our inception, we have accumulated net losses in the amount of $7,729.  We anticipate incurring ongoing operating losses and cannot predict when, if at all, we may expect these losses to plateau or narrow.  There is significant uncertainty projecting future profitability due to our history of losses, lack of revenues, and due to our reliance on the performance of third parties on which we have no direct control.

We believe that our cash on hand as of June 30, 2007, in the amount of $2,611, is not sufficient to maintain our current minimal level of operations for the next approximately 12 months.  We are seeking to raise a minimum of $35,000 and a maximum of $75,000 in a public offering of our common stock.  It is anticipated that we will be able to initiate establishing a base of operations with at least the minimum amount sought in this offering.  In the event we are unable to raise at least the minimum amount of $35,000, we may be unable to conduct any operations and may consequently go out of business.  There are no formal or informal agreements to attain such financing.  We can not assure you that any financing can be obtained or, if obtained, that it will be on reasonable terms.  Without realization of additional capital, it would be unlikely for us to continue as a going concern.

In addition to raising capital through sales of our common equity, generating revenues from sales of our proposed business of selling gift baskets via the Internet in the next six to 12 months is important to support our planned ongoing operations.  However, we cannot guarantee that we will generate any such revenues.  If we do not generate sufficient revenues and cash flows to support our operations over the next 12 to 18 months, we may need to raise additional capital by issuing capital stock in exchange for cash in order to continue as a going concern.  We can not assure you that any financing can be obtained or, if obtained, that it will be on reasonable terms.

Our management does not anticipate the need to hire additional full- or part- time employees over the next 12 months, as the services provided by our current officers and directors appear sufficient at this time.  Our officers and directors work for us on a part-time basis, and are prepared to devote additional time, as necessary.  We do not expect to hire any additional employees over the next 12 months.

Our management does not expect to incur research and development costs.

We do not have any off-balance sheet arrangements.

We currently do not own any significant plant or equipment that we would seek to sell in the near future.

We have not paid for expenses on behalf of our directors.  Additionally, we believe that this fact shall not materially change.

Plan of Operation

Our business purpose is to sell specialty gift baskets targeting the real estate and health care sectors via the Internet.  In order to pursue our stated objective and commence our planned principal operations, our management has designated the following as our priorities for the next six to 12 months:

1.

Establish our Internet presence:  We expect to operate as an online business, whereby all of our marketing and sales efforts will be conducted via the Internet.  We believe that developing a website is critical to reaching prospective customers and generating awareness of our brand and proposed product offerings.  We have reserved the domain name www.ExcaliberStore.com and are working to develop content to publish on the web site.  Once operational, the site will serve as our base of operations and the sole method through which we will realize sales.  Our website is not currently functional.  We anticipate having our website operational within three months of attaining the minimum proceeds from this offering.

2.

Develop a catalog of gift baskets:  We are focused on selling gift baskets to be designed by our President, Stephanie Jones.  Our ability to generate sales is dependent upon having a selection of products available for sale.  As of the date of this registration statement, we do not have any proposed or finalized gift baskets.  Mrs. Jones expects to have preliminary sketches within the next three months, after which we will evaluate the feasibility and profitability of those designs.  As Mrs. Jones’ proposed baskets are approved by our management, we plan to assemble samples, using commercially available supplies and products, to be photographed and displayed in our online catalog.

3.

Identify product manufacturers and suppliers:  Our business is to sell specialty gift baskets via the Internet.  The baskets will be assembled by our management, using products purchased from third-party manufacturers and suppliers.  We do not intend to manufacture any products internally.  We expect to rely solely upon the efforts of outside sources to develop and manufacture all products.  In order to obtain saleable merchandise, we must identify potential manufacturers and suppliers of baskets and the various merchandise we plan to insert in the gift basket.  Our management intends to identify potential suppliers through Internet searches and recommendations or requests from potential customers.  Our goal is to initiate our research efforts within the next six months from the date of this registration statement.  To date, we have not identified or contacted any manufacturers or suppliers.

4.

Develop a marketing strategy:  Within six months following this offering, assuming that our website is published and we have assembled gift baskets for display on the website, we expect to develop and implement a promotional strategy to generate awareness of our brand and drive traffic to our, as yet unpublished, web site.  We plan to use the Internet for marketing and sales by advertising our website, and resultantly our products, through search engine placement, where, for a fee, we will be able to submit our web site and various terms to describe our site with web portals such as Yahoo! or Google.  We have not yet contacted any company regarding search engine placement because we have not yet established our web site.  We expect to continuously assess new marketing strategies; thus, we cannot predict whether the actual marketing and advertising efforts we implement will remain in its current form or not.  To date, we have not developed or implemented any marketing strategy.

We are seeking to raise a minimum of $35,000 and a maximum of $75,000 in a public offering of our common stock.  There are no formal or informal agreements to attain such financing and can not assure you that any financing can be obtained.  No alternative sources of funds are available to us in the event we do not raise adequate proceeds from this offering.  If we are unable to raise at least the minimum proceeds, we will not be able to implement any of our proposed business activities and may be forced to cease operations.  We believe that the proceeds of the minimum offering will be sufficient to satisfy the start-up and operating requirements for the next 12 months.  Depending on the outcome of this offering, we foresee one of the following basic scenarios:

Minimum Offering.  If we raise only the minimum of $35,000 in this offering, then we believe we will be able to execute our business plan adequately and operate as a going concern.  However, we do not expect to generate revenue in the first six months of operation from the date the first funds are received from escrow.

In the event this registration statement goes effective with the SEC, we will be required to file certain periodic and other reports, for which we have budgeted spending an aggregate of $11,000.  This amount includes accounting, legal and professional fees related to filing quarterly and annual reports through December 31, 2007.  All statements are to be filed in applicable periodic reports with the SEC in accordance with Item 310 of Regulation S-B.  We expect the cost of meeting our public reporting requirements to be stable for at least the next 12 months of operations.

Upon receipt of the net proceeds, we will immediately attempt to have our Internet site at www.ExcaliberStore.com operational within the three to six months following the closing of the offering.  For $4,000, we expect the site to be fully functional but may be limited in graphic appearance and depth.  Once we have established our Internet presence, we plan to purchase up to $3,000 in inventory.  To date, however, we have not identified and contacted any suppliers or manufacturers of baskets or goods that we may decide to place in the gift baskets.  We also expect to initiate our online marketing and advertising efforts.  We have identified a handful of online advertising products offered by Microsoft and Google that fit our allocated budget and support the business goals and objectives in the event only the minimum is raised in this offering.  Although a plan of operations has not been developed dedicating the funds to any specific software/service(s), some of the services we are considering are Google AdWords and “Site Optimization and Search Engine Submissions” by Microsoft bCentral.  We anticipate that our initial budget of $3,600 will be sufficient to obtain favorable placement on search engine listings.

We have set aside $4,650 as general working capital to be used for unforeseen costs of operations or to reallocate toward other aspects of our expected use of proceeds.

75% of the Maximum Offering.  In the event we raise $56,250, or 75% of the maximum offering, we believe will be able to fully execute all of our planned objectives and business strategies.  However, we do not expect to generate revenue in the first six months of operation from the date the first funds are received from escrow.

We also plan to slightly improve the appearance and functionality of our proposed web site over what we would have been able to afford given a minimum offering.  As a result, we have allocated up to $5,000 of the proceeds from this offering level to do so.

Our marketing budget would be increased to $9,600, allowing us the opportunity to pursue a much more aggressive marketing and sales strategy.  Although we have not specifically dedicated the funds to any specific service, some of the services we are considering are Google AdWords and “Site Optimization and Search Engine Submissions” by Microsoft bCentral.  We anticipate that our marketing allocation will be sufficient to obtain favorable placement on search engine listings.  With the anticipated increase in our marketing efforts, we plan to purchase up to $10,000 in inventory to prevent supply deficiency problems.

We have also increased working capital significantly from $4,650 given a minimum offering to $10,900 to be kept in reserve for unforeseen expenses and/or opportunities.  In the event sufficient sales are not generated in the first six to eight months, the company's growth could be slower than anticipated.

Maximum Offering.  In the event we raise the maximum of $75,000, we believe we will be able to execute our business plan fully and may be presented with additional unforeseen and unpredictable opportunities or difficulties.  As a result, we have increased budgeted use of proceeds for our advertising and website development and maintenance efforts.  We believe that the $10,000 we have allocated assuming a maximum offering will allow us to create a much richer and dynamic website than a minimum offering would allow.  In support of a more robust web site, we have allocated $24,000 of the maximum offering proceeds to marketing and advertising efforts, at least half of which will be dedicated to directing traffic to our web site.  We have also increased the amount of inventory we plan to purchase to prevent potential supply issues.  Costs of operations are expected to be significant, although we cannot predict the types or magnitude of such.  We have set aside $50,500 to have in reserve.

We have also set aside up to $21,250 to have in reserve.

All use of proceeds figures represent our management’s best estimates and are not expected to vary significantly.  However, in the event we incur or expect to incur expenses materially outside of these estimates, we intend to file an amended registration statement, of which this prospectus is a part of, disclosing the changes and the reasons for any revisions.

Our ability to commence operations is entirely dependent upon the proceeds to be raised in this offering.  If we do not raise at least the minimum offering amount, we will be unable to establish a base of operations, without which we will be unable to begin to generate any revenues.  The realization of sales revenues in the next 12 months is important for our plan of operations.  However, we cannot guarantee that we will generate such growth.  If we do not produce sufficient cash flow to support our operations over the next 12 months, we may need to raise additional capital by issuing capital stock in exchange for cash in order to continue as a going concern.  There are no formal or informal agreements to attain such financing.  We can not assure you that any financing can be obtained or, if obtained, that it will be on reasonable terms.  Without realization of additional capital, it would be unlikely for us to stay in business.

We currently do not have any material contracts and or affiliations with third parties.

Off-Balance Sheet Arrangements

We do not have any off-balance sheet arrangements.

Description of Property

Excaliber Enterprises, Ltd. uses office space at 13834 W. Hoyt Road, Rathdrum, ID 83858.  Mr. and Mrs. Jones, our directors and officers, are providing the office space, located at the Jones’ primary residence, at no charge to us.  We believe that this arrangement is suitable given that our current operations are primarily administrative.  We also believe that we will not need to lease additional administrative offices for at least the next 12 months.  There are currently no proposed programs for the renovation, improvement or development of the facilities we currently use.

Our management does not currently have policies regarding the acquisition or sale of real estate assets primarily for possible capital gain or primarily for income.  We do not presently hold any investments or interests in real estate, investments in real estate mortgages or securities of or interests in persons primarily engaged in real estate activities.

Certain Relationships and Related Transactions

In June 2006, we issued 5,000,000 shares of $0.001 par value common stock to Stephanie Jones, an officer and director, in exchange for services performed valued at $5,000, related specifically to the formation and organization of our corporation, as well as setting forth a business plan and operational objectives.

In August 2006, Stephanie Jones donated cash in the amount of $100.

In September 2006, we issued 100,000 shares of $0.001 par value common stock to Nicole Jones, the sister-in-law of our officers and directors, in exchange for cash in the amount of $5,000.

Additionally, we use office space and services provided without charge by Mr. and Mrs. Jones.

Market for Common Equity and Related Stockholder Matters

Market Information

As of the date of this prospectus, there is no public market in our common stock.

As of the date of this prospectus,

1.

There are no outstanding options of warrants to purchase, or other instruments convertible into, common equity of Excaliber Enterprises, Ltd.;

2.

There are currently 5,000,000 shares of our common stock held by Stephanie Jones, an officer, director and employee, that are ineligible to be sold pursuant to Rule 144 under the Securities Act, none of which we have agreed to register for sale;

3.

In the future, all 5,100,000 shares of common stock not registered under this Prospectus will be eligible for sale pursuant to Rule 144 under the Securities Act.

4.

Other than the stock registered under this Registration Statement, there is no stock that has been proposed to be publicly offered resulting in dilution to current shareholders.

Holders

As of the date of this prospectus, Excaliber Enterprises, Ltd. has approximately 5,000,000 shares of $0.001 par value common stock issued and outstanding held by two shareholders of record.  Our Transfer Agent is Holladay Stock Transfer, 2939 N. 67th Place, Suite C, Scottsdale, Arizona 85251, phone (480) 481-3940.

Dividends

Excaliber Enterprises, Ltd. has never declared or paid any cash dividends on its common stock.  For the foreseeable future, Excaliber Enterprises intends to retain any earnings to finance the development and expansion of its business, and it does not anticipate paying any cash dividends on its common stock.  Any future determination to pay dividends will be at the discretion of the Board of Directors and will be dependent upon then existing conditions, including Excaliber Enterprises’ financial condition and results of operations, capital requirements, contractual restrictions, business prospects and other factors that the board of directors considers relevant.

Executive Compensation

Summary Compensation Table

	Annual Compensation				Long-Term Compensation
Name and Principal Position	Year	Salary ($)	Bonus ($)	Other Annual Compen- sation ($)	Restricted Stock Awards ($)	Securities Underlying Options (#)	LTIP Payouts ($)	All Other Compen- sation ($)

Stephanie Jones	2007	0	0	0	0	0	0	0
President	2006	0	0	0	5,000	0	0	0
	2005	0	0	0	0	0	0	0

Matthew Jones	2007	0	0	0	0	0	0	0
Secretary and Treasurer	2006	0	0	0	0	0	0	0
	2005	0	0	0	0	0	0	0

Directors’ Compensation

Our director is not entitled to receive compensation for services rendered to us, or for each meeting attended except for reimbursement of out-of-pocket expenses.  We have no formal or informal arrangements or agreements to compensate our director for services she provides as a director of our company.

Employment Contracts And Officers’ Compensation

Since our incorporation, we have not paid any compensation to our officers, directors and employees.  We do not have employment agreements.  Any future compensation to be paid will be determined by our Board of Directors, and an employment agreement will be executed.  We do not currently have plans to pay any compensation until such time as we are cash flow positive.

Stock Option Plan And Other Long-Term Incentive Plan

We currently do not have existing or proposed option/SAR grants.

Financial Statements

(a)  Audited Financial Statements

Excaliber Enterprises, Ltd.

(A Development Stage Company)

Balance Sheets

as of

December 31, 2006 and 2005

and

Statements of Operations,

Stockholders’ Equity, and

Cash Flows

For the year ended December 31, 2006,

For the period of

October 6, 2005 (Inception) to December 31, 2005

and

For the period of

October 6, 2005 (Inception) to December 31, 2006

WEAVER & MARTIN

To the Board of Directors and Stockholders

Excaliber Enterprises, Ltd.

Rathdrum, ID

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have audited the accompanying balance sheet of Excaliber Enterprises, Ltd., as of December 31, 2006 and 2005 and the related statements of operations, stockholder’s deficit, and cash flows for the year ended December 31, 2006, the period of October 6, 2005 (Inception) to December 31, 2005, and for the period of October 6, 2005 (Inception) to December 31, 2006.  Excaliber Enterprises, Ltd.’s management is responsible for these financial statements.  Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  Our audit of the financial statements includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation.  We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Excaliber Enterprises, Ltd. as of December 31, 2006 and 2005, and the results of its operations and cash flows for the year ended December 31 2006, the period of October 2, 005 (Inception) to December 31, 2005, and for the period of October 6, 2005 (Inception) to December 31, 2006 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern.  As discussed in Note 3 to the financial statements, the Company has suffered recurring losses from operations and is dependent upon the continued sale of its securities or obtaining debt financing for funds to meet its cash requirements.  These factors raise substantial doubt about the Company’s ability to continue as a going concern.  The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Weaver & Martin, LLC

Weaver & Martin, LLC

Kansas City, Missouri

March 23, 2007

Certified Public Accountants & Consultants

411 Valentine, Suite 300

Kansas City, Missouri 64111

Phone: (816) 756-5525

Fax: (816) 756-2252

F1

Excaliber Enterprises, Ltd.

(a Development Stage Company)

Balance Sheets

	December 31,
	2006	2005

Assets

Current assets	$4,909	$-

Total assets	$4,909	$-

Liabilities and Stockholders’ Equity

Current liabilities:
Accounts payable	$240	$240
Total current liabilities	240	240

Stockholders’ equity:
Common stock, $0.001 par value, 200,000,000 shares
authorized, 5,100,000 and 0 shares issued and outstanding
as of December 31, 2006 and 2005, respectively	5,100	-
Additional paid-in capital	5,000	-
(Deficit) accumulated during development stage	(5,431)	(240)
	4,669	-

Total liabilities and stockholders’ equity	$4,909	$-

The accompanying notes are an integral part of these financial statements.

F2

Excaliber Enterprises, Ltd.

(a Development Stage Company)

Statements of Operations

		October 6, 2005	October 6, 2005
	For the year ended	(Inception) to	(Inception) to
	December 31,	December 31,	December 31,
	2006	2005	2006

Revenue	$-	$-	$-

Expenses:
General and administrative expense	5,191	240	5,431
Total expenses	5,191	240	5,431

(Loss) before provision for income taxes	(5,191)	(240)	(5,431)

Net (loss)	$(5,191)	$(240)	$(5,431)

Weighted average number of
common shares outstanding - basic and fully diluted	1,410,411	-

Net (loss) per share-basic and fully diluted	$-	$-

The accompanying notes are an integral part of these financial statements.

F3

Excaliber Enterprises, Ltd.

(a Development Stage Company)

Statement of Stockholders’ Equity

				(Deficit)
				Accumulated
	Common Stock		Additional	During	Total
			Paid-in	Development	Stockholders’
	Shares	Amount	Capital	Stage	Equity

Net (loss)
For the period
October 6, 2005 (Inception) to
December 31, 2005	-	$-	$-	$(240)	$(240)

Balance, December 31, 2005	-	-	-	(240)	(240)

June 2006
Founders shares
issued for services	5,000,000	5,000	-	-	5,000

April 2006
Donated capital	-	-	100	-	100

September 2006
Shares issued for cash	100,000	100	4,900	-	5,000

Net (loss)
For the year ended
December 31, 2006	-	-	-	(5,191)	(5,191)

Balance, December 31, 2006	5,100,000	$5,100	$5,000	$(5,431)	$4,669

The accompanying notes are an integral part of these financial statements.

F4

Excaliber Enterprises, Ltd.

(a Development Stage Company)

Statements of Cash Flows

		October 6, 2005	October 6, 2005
	For the year ended	(Inception) to	(Inception) to
	December 31,	December 31,	December 31,
	2006	2005	2006
Cash flows from operating activities
Net (loss)	$(5,191)	$(240)	$(5,431)
Adjustments to reconcile net (loss) to
net cash (used) by operating activities:
Shares issued for services	5,000	-	5,000
Changes in operating assets and liabilities:
Increase in accounts payable	-	240	240
Net cash (used) by operating activities	(191)	-	(191)

Cash flows from financing activities
Donated capital	100	-	100
Issuances of common stock	5,000	-	5,000
Net cash provided by financing activities	5,100	-	5,100

Net increase in cash	4,909	-	4,909
Cash - beginning	-	-	-
Cash - ending	$4,909	$-	$4,909

Supplemental disclosures:
Interest paid	$-	$-	$-
Income taxes paid	$-	$-	$-

Non-cash transactions:
Shares issued for services	$5,000	$-	$5,000
Number of shares issued for services	5,000,000	-	5,000,000

The accompanying notes are an integral part of these financial statements.

F5

Excaliber Enterprises, Ltd.

(a Development Stage Company)

Notes

Note 1 - History and organization of the company

The Company was organized October 6, 2005 (Date of Inception) under the laws of the State of Nevada, as Excalibur Enterprises, Ltd.  The Company is authorized to issue up to 200,000,000 shares of its common stock with a par value of $0.001 per share.

The Company has limited operations and in accordance with Statement of Financial Accounting Standards No. 7 (SFAS #7), “Accounting and Reporting by Development Stage Enterprises,” the Company is considered a development stage company.

The business of the Company is to sell selling specialty gift baskets to health care professionals, organizations and patients, and real estate agents and firms.

Note 2 - Accounting policies and procedures

Use of estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period.  Actual results could differ from those estimates.

Cash and cash equivalents

The Company maintains a cash balance in a non-interest-bearing account that currently does not exceed federally insured limits.  For the purpose of the statements of cash flows, all highly liquid investments with an original maturity of three months or less are considered to be cash equivalents.  There were no cash equivalents as of December 31, 2006 and 2005.

Revenue recognition

The Company recognizes revenue and gains when earned and related costs of sales and expenses when incurred.

Advertising costs

The Company expenses all costs of advertising as incurred.  There were no advertising costs included in selling, general and administrative expenses at December 31, 2006 and 2005.

Impairment of long-lived assets

Long-lived assets held and used by the Company are reviewed for possible impairment whenever events or circumstances indicate the carrying amount of an asset may not be recoverable or is impaired.  No such impairments have been identified by management at December 31, 2006 and 2005.

Loss per share

Net loss per share is provided in accordance with Statement of Financial Accounting Standards No. 128 (SFAS #128) “Earnings Per Share”.  Basic loss per share is computed by dividing losses available to common stockholders by the weighted average number of common shares outstanding during the period.  The Company had no dilutive common stock equivalents, such as stock options or warrants as of December 31, 2006 and 2005.

Reporting on the costs of start-up activities

Statement of Position 98-5 (SOP 98-5), “Reporting on the Costs of Start-Up Activities,” which provides guidance on the financial reporting of start-up costs and organizational costs, requires most costs of start-up activities and organizational costs to be expensed as incurred.  SOP 98-5 is effective for fiscal years beginning after December 15, 1998.  With the adoption of SOP 98-5, there has been little or no effect on the Company’s financial statements.

F6

Excaliber Enterprises, Ltd.

(a Development Stage Company)

Notes

Note 2 - Accounting policies and procedures (continued)

Fair value of financial instruments

Fair value estimates discussed herein are based upon certain market assumptions and pertinent information available to management as of December 31, 2006 and 2005.  The respective carrying value of certain on-balance-sheet financial instruments approximated their fair values. Fair values were assumed to approximate carrying values for cash and payables because they are short term in nature and their carrying amounts approximate fair values or they are payable on demand.

Income Taxes

The Company follows Statement of Financial Accounting Standard No. 109, “Accounting for Income Taxes” (“SFAS No. 109”) for recording the provision for income taxes.  Deferred tax assets and liabilities are computed based upon the difference between the financial statement and income tax basis of assets and liabilities using the enacted marginal tax rate applicable when the related asset or liability is expected to be realized or settled.  Deferred income tax expenses or benefits are based on the changes in the asset or liability each period.  If available evidence suggests that it is more likely than not that some portion or all of the deferred tax assets will not be realized, a valuation allowance is required to reduce the deferred tax assets to the amount that is more likely than not to be realized.  Future changes in such valuation allowance are included in the provision for deferred income taxes in the period of change.

Deferred income taxes may arise from temporary differences resulting from income and expense items reported for financial accounting and tax purposes in different periods.  Deferred taxes are classified as current or non-current, depending on the classification of assets and liabilities to which they relate.  Deferred taxes arising from temporary differences that are not related to an asset or liability are classified as current or non-current depending on the periods in which the temporary differences are expected to reverse.

General and administrative expenses

The significant components of general and administrative expenses consists solely of legal and professional fees.

Segment reporting

The Company follows Statement of Financial Accounting Standards No. 130, “Disclosures About Segments of an Enterprise and Related Information”. The Company operates as a single segment and will evaluate additional segment disclosure requirements as it expands its operations.

Dividends

The Company has not yet adopted any policy regarding payment of dividends.  No dividends have been paid or declared since inception.

Recent pronouncements

In December 2004, the FASB issued SFAS No. 123 (revised 2004). Share-Based Payment, which is a revision of SFAS No. 123, Accounting for Stock-Based Compensation. SFAS No. 123(R) supersedes APB Opinion No. 25, Accounting for Stock Issued to Employees and amends SFAS No. 95, Statement of Cash Flows. Generally, the approach in SFAS No. 123(R) is similar to the approach described in SFAS No. 123. However, SFAS No. 123(R) requires all share-based payments to employees, including grants of employee stock options, to be recognized in the income statement based on their fair values. Pro forma disclosure is no longer an alternative. The new standard will be effective for the Company in the first interim or annual reporting period beginning after December 15, 2005. The Company expects the adoption of this standard will have a material impact on its financial statements assuming employee stock options are granted in the future.

F7

Excaliber Enterprises, Ltd.

(a Development Stage Company)

Notes

Note 2 - Accounting policies and procedures (continued)

Year end

The Company has adopted December 31 as its fiscal year end.

Note 3 - Going concern

The accompanying financial statements have been prepared assuming the Company will continue as a going concern.  As shown in the accompanying financial statements, the Company has incurred a net loss of ($5,431) for the period from October 6, 2005 (inception) to December 31, 2006, and had no sales.  The future of the Company is dependent upon its ability to obtain financing and upon future profitable operations from the development of its new business opportunities.

The Company is contemplating a public offering of its equity securities to obtain operating capital.  In the event additional capital is required or if the offering is unsuccessful, the President of the Company has agreed to provide funds as a loan over the next twelve-month period, as may be required.  However, the Company is dependent upon its ability, and will continue to attempt, to secure equity and/or debt financing.  There are no assurances that the Company will be successful and without sufficient financing it would be unlikely for the Company to continue as a going concern.

The financial statements do not include any adjustments relating to the recoverability and classification of recorded assets, or the amounts of and classification of liabilities that might be necessary in the event the Company cannot continue in existence.

These conditions raise substantial doubt about the Company's ability to continue as a going concern.  These financial statements do not include any adjustments that might arise from this uncertainty.

Note 4 - Income taxes

For the years ended December 31, 2006 and 2005, the Company incurred net operating losses and, accordingly, no provision for income taxes has been recorded. In addition, no benefit for income taxes has been recorded due to the uncertainty of the realization of any tax assets. At December 31, 2006 and 2005, the Company had approximately $431 and $240 of federal and state net operating losses. The net operating loss carryforwards, if not utilized, will begin to expire in 2025.

The components of the Company’s deferred tax asset are as follows:

	December 31
	2006	2005
Deferred tax assets:
Net operating loss carryforwards	$ 146	$ 81
Valuation allowance	(146)	(81)
Total deferred tax assets	$ -	$ -

For financial reporting purposes, the Company has incurred a loss in each period since its inception. Based on the available objective evidence, including the Company’s history of losses, management believes it is more likely than not that the net deferred tax assets will not be fully realizable. Accordingly, the Company provided for a full valuation allowance against its net deferred tax assets at December 31, 2006 and 2005.

F8

Excaliber Enterprises, Ltd.

(a Development Stage Company)

Notes

Note 5 - Stockholders’ equity

The Company is authorized to issue 200,000,000 shares of its $0.001 par value common stock.

On June 23, 2006, the Company issued 5,000,000 shares of its $0.001 par value common stock as founders’ shares to an officer and director in exchange for services rendered valued at $5,000.

On August 2, 2006, an officer and director of the Company donated cash in the amount of $100.  The entire amount was donated, is not expected to be repaid and is considered to be additional paid-in capital.

On September 25, 2006, the Company issued 100,000 shares of its $0.001 par value common stock to one individual in exchange for cash in the amount of $5,000.

As of December 31, 2006, there have been no other issuances of common stock.

Note 6 - Warrants and options

As of December 31, 2006, there were no warrants or options outstanding to acquire any additional shares of common stock.

Note 7 - Related party transactions

The Company issued 5,000,000 shares of its par value common stock as founders’ shares to an officer and director in exchange for services rendered in the amount of $5,000.

The Company issued 100,000 shares of its par value common stock to an affiliated shareholder in exchange for cash in the amount of $5,000.

A shareholder, officer and director of the Company donated cash to the Company in the amount of $100.  This amount has been donated to the Company, is not expected to be repaid and is considered additional paid-in capital.

The Company does not lease or rent any property.  Office services are provided without charge by an officer and director of the Company.  Such costs are immaterial to the financial statements and, accordingly, have not been reflected therein.  The officers and directors of the Company are involved in other business activities and may, in the future, become involved in other business opportunities.  If a specific business opportunity becomes available, such persons may face a conflict in selecting between the Company and their other business interests.  The Company has not formulated a policy for the resolution of such conflicts.

F9

(b)  Unaudited Financial Statements

Excaliber Enterprises, Ltd.

(A Development Stage Company)

Unaudited

Condensed Balance Sheet

as of

June 30, 2007

and

Condensed Statements of Operations

and

Condensed Cash Flows

For the three and six months ended

June 30, 2007 and 2006

and

for the period

October 6, 2005 (Date of Inception)

through

June 30, 2007

Excaliber Enterprises, Ltd.

(a Development Stage Company)

Condensed Balance Sheet

(unaudited)

June 30,
2007
Assets

Current assets	$2,611

Total assets	$2,661

Liabilities and Stockholders’ Equity

Current liabilities:
Accounts payable	$240
Total current liabilities	240

Stockholders’ equity
Common stock, $0.001 par value, 200,000,000 shares
authorized, 5,100,000 shares issued and outstanding	5,100
Additional paid-in capital	5,000
(Deficit) accumulated during development stage	(7,729)
2,371

$2,611

The accompanying notes are an integral part of these financial statements.

F11

Excaliber Enterprises, Ltd.

(a Development Stage Company)

Condensed Statements of Operations

(unaudited)

	For the six months ended		For the three months ended		October 6, 2005
	June 30,		June 30,		(Inception) to
	2007	2006	2007	2006	June 30, 2007

Revenue	$-	$-	$-	$-	$-

Expenses:
General and administrative expenses	2,268	5,000	95	5,000	7,699
Total expenses	2,268	5,000	95	5,000	7,699

(Loss) before provision for income taxes	(2,268)	(5,000)	(95)	(5,000)	(7,699)

Provision for income taxes	(30)	-	-	-	(30)

Net (loss)	$(2,296)	$(5,000)	$(95)	$(5,000)	$(7,729)

Weighted average number of
common shares outstanding - basic and fully diluted	5,100,000	1,263,736	5,100,000	635,359

Net (loss) per share - basic and fully diluted	$(0.00)	$(0.00)	$(0.00)	$(0.00)

The accompanying notes are an integral part of these financial statements.

F12

Excaliber Enterprises, Ltd.

(a Development Stage Company)

Condensed Statements of Cash Flows

(unaudited)

	For the six months ended		October 6, 2005
	June 30,		(Inception) to
	2007	2006	June 30, 2007
Cash flows from operating activities
Net (loss)	$(2,298)	$(5,000)	$(7,729)
Adjustments to reconcile net (loss) to
net cash (used) by operating activities:
Shares issued for executive compensation	-	5,000	5,000
Changes in operating assets and liabilities:
Increase in accounts payable	-	-	240
Net cash (used) by operating activities	(2,298)	-	(2,489)

Cash flows from financing activities
Donated capital	-	-	100
Issuances of common stock	-	-	5,000
Net cash provided by financing activities	-	-	5,100

Net (decrease) increase in cash	(2,298)	-	2,611
Cash - beginning	4,909	-	-
Cash - ending	$2,611	$-	$2,611

Supplemental disclosures:
Interest paid	$-	$-	$-
Income taxes paid	$-	$-	$-

Non-cash transactions:
Shares issued for services	$-	$5,000	$5,000
Number of shares issued for services	-	5,000,000	5,000,000

The accompanying notes are an integral part of these financial statements.

F13

Excaliber Enterprises, Ltd.

(a Development Stage Company)

Notes to Condensed Financial Statements

Note 1 - Basis of presentation

The interim financial statements included herein, presented in accordance with United States generally accepted accounting principles and stated in US dollars, have been prepared by the Company, without audit, pursuant to the rules and regulations of the Securities and Exchange Commission (SEC).  Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted pursuant to such rules and regulations, although the Company believes that the disclosures are adequate to make the information presented not misleading.

These statements reflect all adjustments, consisting of normal recurring adjustments, which, in the opinion of management, are necessary for fair presentation of the information contained therein.  It is suggested that these consolidated interim financial statements be read in conjunction with the financial statements of the Company for the year ended December 31, 2006 and notes thereto.  The Company follows the same accounting policies in the preparation of interim reports.

Results of operations for the interim periods are not indicative of annual results.

Note 2 - History and organization of the company

The Company was organized October 6, 2005 (Date of Inception) under the laws of the State of Nevada, as Excalibur Enterprises, Ltd.  The Company is authorized to issue up to 200,000,000 shares of its common stock with a par value of $0.001 per share.

The business of the Company is to sell gift baskets to real estate and health care professionals and institutions.  The Company has limited operations and in accordance with Statement of Financial Accounting Standards No. 7 (SFAS #7), “Accounting and Reporting by Development Stage Enterprises,” the Company is considered a development stage company.

Note 3 - Going concern

The accompanying financial statements have been prepared assuming the Company will continue as a going concern.  As shown in the accompanying financial statements, the Company has incurred a net loss of ($7,729) for the period from October 6, 2005 (inception) to June 30, 2007, and had no sales.  The future of the Company is dependent upon its ability to obtain financing and upon future profitable operations from the development of its new business opportunities.

The Company is contemplating a public offering of its equity securities to obtain operating capital.  In the event additional capital is required or if the offering is unsuccessful, the President of the Company has agreed to provide funds as a loan over the next twelve-month period, as may be required.  However, the Company is dependent upon its ability, and will continue to attempt, to secure equity and/or debt financing.  There are no assurances that the Company will be successful and without sufficient financing it would be unlikely for the Company to continue as a going concern.

The financial statements do not include any adjustments relating to the recoverability and classification of recorded assets, or the amounts of and classification of liabilities that might be necessary in the event the Company cannot continue in existence.

These conditions raise substantial doubt about the Company's ability to continue as a going concern.  These financial statements do not include any adjustments that might arise from this uncertainty.

F14

Excaliber Enterprises, Ltd.

(a Development Stage Company)

Notes to Condensed Financial Statements

Note 4 - Stockholders’ equity

The Company is authorized to issue 200,000,000 shares of its $0.001 par value common stock.

On June 23, 2006, the Company issued 5,000,000 shares of its $0.001 par value common stock as founders’ shares to an officer and director in exchange for services rendered valued at $5,000.

On August 2, 2006, an officer and director of the Company donated cash in the amount of $100.  The entire amount was donated, is not expected to be repaid and is considered to be additional paid-in capital.

On September 25, 2006, the Company issued 100,000 shares of its $0.001 par value common stock to one individual in exchange for cash in the amount of $5,000.

As of June 30, 2007, there have been no other issuances of common stock.

Note 4 - Warrants and options

As of June 30, 2007, there were no warrants or options outstanding to acquire any additional shares of common stock.

Note 5 - Related party transactions

The Company issued 5,000,000 shares of its par value common stock as founders’ shares to an officer and director in exchange for services rendered in the amount of $5,000.

The Company issued 100,000 shares of its par value common stock to an affiliated shareholder in exchange for cash in the amount of $5,000.

A shareholder, officer and director of the Company donated cash to the Company in the amount of $100.  This amount has been donated to the Company, is not expected to be repaid and is considered additional paid-in capital.

The Company does not lease or rent any property.  Office services are provided without charge by an officer and director of the Company.  Such costs are immaterial to the financial statements and, accordingly, have not been reflected therein.  The officers and directors of the Company are involved in other business activities and may, in the future, become involved in other business opportunities.  If a specific business opportunity becomes available, such persons may face a conflict in selecting between the Company and their other business interests.  The Company has not formulated a policy for the resolution of such conflicts.

F15

Changes In and Disagreements With Accountants on Accounting and Financial Disclosure

None.

Dealer Prospectus Delivery Obligation

Prior to the expiration of ninety days after the effective date of this registration statement or prior to the expiration of ninety days after the first date upon which the security was bona fide offered to the public after such effective date, whichever is later, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus.  This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

PART II: INFORMATION NOT REQUIRED IN PROSPECTUS

Indemnification of Directors and Officers.

Excaliber Enterprises’ Articles of Incorporation and its Bylaws provide for the indemnification of a present or former director or officer.  Excaliber Enterprises indemnifies any of its directors, officers, employees or agents who are successful on the merits or otherwise in defense on any action or suit.  Such indemnification shall include, expenses, including attorney’s fees actually or reasonably incurred by him.  Nevada law also provides for discretionary indemnification for each person who serves as or at Excaliber Enterprises’ request as one of its officers or directors.  Excaliber Enterprises may indemnify such individuals against all costs, expenses and liabilities incurred in a threatened, pending or completed action, suit or proceeding brought because such individual is one of Excaliber Enterprises’ directors or officers.  Such individual must have conducted himself in good faith and reasonably believed that his conduct was in, or not opposed to, Excaliber Enterprises’ best interests.  In a criminal action, he must not have had a reasonable cause to believe his conduct was unlawful.

Nevada Law

Pursuant to the provisions of Nevada Revised Statutes 78.751, the Corporation shall indemnify its directors, officers and employees as follows: Every director, officer, or employee of the Corporation shall be indemnified by the Corporation against all expenses and liabilities, including counsel fees, reasonably incurred by or imposed upon him/her in connection with any proceeding to which he/she may be made a party, or in which he/she may become involved, by reason of being or having been a director, officer, employee or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of the Corporation, partnership, joint venture, trust or enterprise, or any settlement thereof, whether or not he/she is a director, officer, employee or agent at the time such expenses are incurred, except in such cases wherein the director, officer, employee or agent is adjudged guilty of willful misfeasance or malfeasance in the performance of his/her duties; provided that in the event of a settlement the indemnification herein shall apply only when the Board of Directors approves such settlement and reimbursement as being for the best interests of the Corporation.  The Corporation shall provide to any person who is or was a director, officer, employee or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of the corporation, partnership, joint venture, trust or enterprise, the indemnity against expenses of a suit, litigation or other proceedings which is specifically permissible under applicable law.

Other Expenses of Issuance and Distribution.

The following table sets forth the costs and expenses payable by the Registrant in connection with the sale of the common stock being registered.  Excaliber Enterprises has agreed to pay all costs and expenses relating to the registration of its common stock.  All amounts are estimated.

Transfer Agent fees	$ 750
Escrow fees	500
Legal & accounting fees	3,500
Total	$ 4,750

Recent Sales of Unregistered Securities.

On June 23, 2006, we issued 5,000,000 shares of our common stock to Stephanie Jones, our founding shareholder and an officer and director.  This sale of stock did not involve any public offering, general advertising or solicitation.  The shares were issued in exchange for services performed by the founding shareholder on our behalf in the amount of $5,000.  Mrs. Jones received compensation in the form of common stock for performing services related to the formation and organization of our Company, including, but not limited to, designing and implementing a business plan and providing administrative office space for use by the Company; thus, these shares are considered to have been provided as founder’s shares.  Additionally, the services are considered to have been donated, and have resultantly been expensed and recorded as a contribution to capital.  At the time of the issuance, Mrs. Jones had fair access to and was in possession of all available material information about our company, as his is the sole officer and director of Excaliber Enterprises, Ltd.  The shares bear a restrictive transfer legend.  On the basis of these facts, we claim that the issuance of stock to our founding shareholder qualifies for the exemption from registration contained in Section 4(2) of the Securities Act of 1933.

On September 25, 2006, we sold 100,000 shares of our common stock to Nicole Jones, the sister-in-law of our officers and directors.  The shares were issued for total cash in the amount of $5,000.  The shares bear a restrictive transfer legend.  At the time of the issuance, Mrs. Jones had fair access to and was in possession of all available material information about our company, as she is the sole officer and director of Excaliber Enterprises, Ltd.  The shares bear a restrictive transfer legend.  On the basis of these facts, we claim that the issuance of stock to Nicole Jones qualifies for the exemption from registration contained in Section 4(2) of the Securities Act of 1933.

Exhibits

Exhibit Number	Name and/or Identification of Exhibit

3.	Articles of Incorporation & By-Laws
a) Articles of Incorporation
b) Bylaws

5.	Opinion on Legality
Attorney Opinion Letter

23.	Consent of Experts and Counsel
a) Consent of Counsel, incorporated by reference to Exhibit 5 of this filing
b) Consent of Independent Registered Public Accounting Firm

99.	Additional Exhibits
a) Escrow Agreement
b) Form of Subscription Agreement

Undertakings

In this Registration Statement, we are including undertakings required pursuant to Rule 415 of the Securities Act and Rule 430A under the Securities Act.

Under Rule 415 of the Securities Act, we are registering securities for an offering to be made on a continuous or delayed basis in the future.  The registration statement pertains only to securities (a) the offering of which will be commenced promptly, will be made on a continuous basis and may continue for a period in excess of 30 days from the date of initial effectiveness and (b) are registered in an amount which, at the time the registration statement becomes effective, is reasonably expected to be offered and sold within two years from the initial effective date of the registration.

Based on the above-referenced facts and in compliance with the above-referenced rules, we include the following undertakings in this Registration Statement:

A.  The undersigned Registrant hereby undertakes:

(1)

To file, during any period, in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)

To include any prospectus required by section 10(a)(3) of the Securities Act of 1933, as amended;

(ii)

To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of the Registration Fee” table in the effective Registration Statement; and

(iii)

To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

(1)

That, for the purpose of determining any liability under the Securities Act of 1933, as amended, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(2)

To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

A.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described in Item 14 above, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the  Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

B.

That, for the purpose of determining any liability under the Securities Act:

(i)

Each prospectus filed by the undersigned small business issuer pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)

Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorized this Registration Statement to be signed on its behalf by the undersigned, in the State of Idaho on September 5, 2007.

EXCALIBER ENTERPRISES, LTD.
(Registrant)

By: /s/ Stephanie Jones, President & CEO

In accordance with the requirements of the Securities Act of 1933, this Registration Statement was signed by the following persons in the capacities and on the dates stated:

Signature	Title	Date

/s/ Stephanie Jones	President, CEO and Director	September 5, 2007
Stephanie Jones

/s/ Matthew Jones	Chief Financial Officer	September 5, 2007
Matthew Jones

/s/ Matthew Jones	Chief Accounting Officer	September 5, 2007
Matthew Jones